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                                                                   EXHIBIT 10(N)

                       EXECUTIVE OFFICER SEPARATION PLAN
                           Summary of Key Provisions

        Effective Date:      December 1, 1997

            Eligibility      Executive Vice President and higher level officers
                             of FCNBD with two years' service; provided, that officers who were Executive Vice Presidents or higher as of December 1, 1997 are eligible notwithstanding the service requirement.

          Trigger Event      Any involuntary termination excluding termination
                             for "cause"

         Initial Notice      Date the executive is advised of his or her
                             pending involuntary termination

      Transition Period      30 calendar day period beginning at initial
                             notice date

Separation Pay Election      Prior to end of the transition period, executive
                             must elect lump sum payment or salary continuation option

       Termination Date      If lump sum option is elected, the date following
                             the end of the transition period; if salary continuation is elected, twelve months from the end of the transition period or upon obtaining employment and cessation of salary continuation, if earlier

     Form and Timing of      Lump Sum -
                Payment      *If lump sum elected, amount equal to two times
                             annualized base salary plus two times the average annual bonus (based on the prior three awards), paid on termination date (day following transition period);

                             Salary Continuation -
                             *Base salary continues for twelve months following the transition period and a lump sum equal to one year's base paid at termination;
                             *One times average bonus to be paid at the next annual bonus cycle following the initial notice date and an additional one times average bonus paid at termination
                             *In the event the executive is re-employed outside the Corporation and salary continuation ceases, the unpaid balance would be paid at termination as a lump sum

  Impact on Pension and      Benefits (pension, 401(k), medical, dental, life
       Welfare Benefits      and personal accident insurance) continue until the
                             termination date
                             *participation continues through the twelve month salary continuation period if salary continuation is elected (bonus paid at the initial cycle included in the PPAP for that year) or, *all benefit participation ceases at the end of the transition period if lump sum is elected
                             *vacation, disability, sick leave and similar programs are excluded.

 Stock Awards Under the      Awards based on termination date as defined herein,
            FCNBD Stock      with executive receiving vesting or pro ration for
       Performance Plan      each award as if he or she were a retiree under the
                             terms of such award

         Employee Stock No special provisions, follow plan provisions using Purchase and Savings termination date as defined above; plan permits 90-
           Plan (ESPSP)      day purchase period if job elimination or workforce
                             reduction or if employee meets retiree (55/15) or "rule of 65"

  Other Executive Plans      No special provisions, plan provisions followed
                             based on termination date as defined above